CONFIDENTIAL TREATMENT                                             EXHIBIT 10.10


                              DATED 6 October 1994






                          (1) THE UNIVERSITY OF OXFORD
                        (2) THE MEDICAL RESEARCH COUNCIL
                               (3) LEUKOSITE, INC.
                              (4) LEUKOSITE LIMITED


                                    AGREEMENT

                     For the construction and operation of a
                           Therapeutic Antibody Centre
                         within the University of Oxford





                             MORRELL, PEEL & GAMLEN
                                  -Solicitors-
                           1 St Giles Oxford OX1 3JR
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      THIS AGREEMENT dated 6 October 1994 ("the Effective Date") is made between:

(1) THE CHANCELLOR MASTERS AND SCHOLARS OF THE UNIVERSITY OF OXFORD whose administrative offices are at Wellington Square, Oxford OV 2JD, England ("the University");

(2) THE MEDICAL RESEARCH COUNCIL of 20 Park Crescent, London W1 N4AL, England ("the MRC");

(3) LEUKOSITE, INC., a Delaware Corporation, whose principal place of business is at 800 Huntington Avenue, Boston, Massachusetts MA 02115, USA ("LeukoSite (US)"); and

(4) LEUKOSITE LIMITED, an English Company which is a wholly-owned subsidiary of Leukosite (US), and whose registered office is at 39 Victoria Street, London SE1H 0EE, England ("LeukoSite (UK)".)

1     DEFINITIONS

      In this Agreement, the following expressions shall have the following meanings:

      1.1 "LeukoSite" means LeukoSite (US) and LeukoSite (UK), jointly and severally;

      1.2 "the TAC" means the Therapeutic Antibody Centre which the University intends to construct and operate an a site at the Churchill Hospital, Oxford leased from The Oxford Radcliffe Hospital Trust: set out in the First Schedule to this Agreement for illustration purposes are a Site Location Plan and a drawing of possible layouts for the floors of the Centre: the primary function of the Centre will be the production of antibodies for use in clinical research;

      1.3 "the Mobilization Date" means a date notified by the University to LeukoSite (UK), being the date on which both the following conditions are fulfilled:

            1.3.1 the University obtains such permissions and consents as in the reasonable opinion of the University are sufficient to enable the work of constructing the TAC to begin on site; and
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            1.3.2 the University enters into a binding agreement with The Oxford
                  Radcliffe Hospital Trust for the grant of a lease of the site for the TAC to the University;

      1.4 "the Research" means all research which is conducted in the TAC by employees of the University, or under their direction and supervision;

      1.5 "Research Information" means data, formulae, process information or other information developed in the course of the Research;

      1.6 "Research Invention" means any process, use, article of manufacture or composition of matter conceived or first actually or constructively reduced to practice in the course of the Research;

      1.7 "Research Material" means any material or substance which is discovered, produced or derived in the course of the Research;

      1.8 "the Technology Transfer Period" means the period of five (5) years after the TAC becomes operational;

      1.9 "Notified Discoveries" means Research Information, Research Inventions and Research Material notified by the University to LeukoSite (UK) under clause 3.2;

      1.10 "the Pro Forma License" is set cut in the Second Schedule to this Agreement;

      1.11 "the Option Period" means the period beginning on the date of notification of a Notified Discovery under clause 3.2 and ending on whichever is the first to occur of twelve (12) months thereafter or the service of a counter-notice by LeukoSite (UK) under clause 3.3: the University will not unreasonably refuse a reasoned request from LeukoSite (UK) for an extension of the twelve-(12)-month period in relation to any individual Notified Discovery.


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2     FUNDING FOR THE TAC


      2.1 The MRC will contribute * per annum throughout the Technology Transfer Period towards the costs of staff, consumables, equipment, indirect costs and other day-to-day running expenses of the TAC, and
            * towards the cost of constructing and equipping the TAC. The exact timing of capital payments within financial years is to be discussed between the University and the MRC, but the intention is to front-end load payments to 1995/96 or earlier, subject to written evidence of expenditure; provided that, subject to written evidence of expenditure, the entire capital contribution of the MRC will be paid by the MRC by the end of its 1995/96 fiscal year.


      2.2 The University has agreed with other parties for the payment by such parties of further set sums towards the cost of constructing and equipping the TAC.

      2.3   The contributions by the MRC and the parties referred to in clause
            2.2 will be subject to the University's acceptance of certain terms and conditions of grant, but the University confirms and warrants to LeukoSite (without prejudice to the second sentence of clause 3.4) that such terms and conditions will not give either the MRC or the other parties any claim to the ownership of Notified Discoveries.

      2.4 LeukoSite (UK) will contribute the sum of three million United States dollars (US $3,000,000) towards the cost of constructing and equipping the TAC. Of this sum, $500,000 will be paid on the Mobilization Date, and the balance will be paid at six-(6)-monthly intervals thereafter by means of ten (10) installments, each of $250,000.

      2.5 Whenever a party is obliged to make a payment under the preceding sub-clauses which attracts value-added, sales, use, excise or other similar taxes or duties. the party under such obligation shall be responsible for paying the taxes and duties.

      2.6 Except as otherwise provided by the MRC's terms and conditions of grant or by an agreement signed by or on behalf

* Confidential treatment requested: material has been omitted and filed separately with the Commission.

            of the University, as between the parties to this Agreement the full and unencumbered title to all equipment purchased or constructed using funds provided by the other parties shall vest in the University.

3     TRANSFER OF TECHNOLOGY TO LEUKOSITE

      3.1 Performance by the University of this clause 3 is subject to and conditional upon:

            3.1.1 receipt by the University of the contributions and funds which are referred to in clauses 2.1, 2.2 and 2.4;

            3.1.2 the grant of an appropriate lease of the site for the TAC by The Oxford Radcliffe Hospital Trust to the University;
                  and

            3.1.3 the obtaining of all permissions and consents required for the construction of the TAC.

            The University will use all reasonable endeavours to secure the lease, permissions and consents referred to in clauses 3.1.2 and 3.1.3; to procure the construction and equipping of the TAC in an appropriate and timely manner; and to operate the TAC efficiently and in accordance with good laboratory practice.

      3.2   Throughout the Technology Transfer Period:

            3.2.1 a written report shall be submitted by the University to
                  LeukoSite (UK) within ninety (90) days after the end of each six (6) months following the date on which the TAC becomes operational: such report shall itemize the Research Information and Research Material generated during the six-(6)-month period: the University may file additional reports if and whenever the University prefers not to wait for the end of a six-(6)-month period but instead to start time running immediately under clause 3.5 with respect to any particular Research Information or Research Material;

            3.2.2 the University will use all reasonable endeavours to report
                  Research Inventions promptly to LeukoSite


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
                  (UK), as and when such Inventions are made and documented.

      3.3 If LeukoSite does not intend to exploit any Notified Discovery commercially, LeukoSite (UK) shall inform the University promptly by serving a counter-notice to that effect.

      3.4 LeukoSite (US) shall have the right in accordance with clause 3.5 to take a license over each Notified Discovery, on the terms of the Pro Forma License, with such modifications (if any) as the parties may agree. The royalties received by the University under each such license are to be divided between the University and the MRC in accordance with formulae which will be established by separate agreement between those two parties.

      3.5   During the Option Period:

            3.5.1 LeukoSite is licensed to use the Notified Discovery for evaluation purposes. No license is granted for any other purpose, and LeukoSite will keep the Notified Discovery confidential by using the same care and discretion to avoid its disclosure to any third party as LeukoSite uses with respect to strictly-confidential information of its own which it does not wish to be disclosed to others; and

            3.5.2 the University will not negotiate with or enter into any agreement or arrangement with any third party for the commercial exploitation of the Notified Discovery.

            Should LeukoSite (UK) during the Option Period give the University notice of LeukoSite's desire to exercise the right granted in clause 3.4, the parties will complete a license of the Notified Discovery in the form of the Pro Forma License, utilizing the material provided by the University in the notification under clause 3.2 in order to complete the blanks in Paragraphs 1.3, 1.5 and 1.6 and Appendix B. Should the parties be unable to agree any of the wording for the blanks in Paragraphs 1.3, 1.5 and 1.6 and Appendix B by the end of the Option Period, the issue or issues in dispute shall be settled in London by an arbitrator. The arbitrator shall be a barrister specializing in intellectual property law, who has no prior association with either party, or who is otherwise


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            acceptable to both parties. He shall be nominated for the purpose by the then Chairman of the General Council of the Bar. The license granted to LeukoSite in clause 3.5.1, and the obligation accepted by the University in clause 3.5.2, will both be extended until the arbitration is concluded and the license over the Notified Discovery completed.

      3.6 If LeukoSite (UK) serves a counter-notice on the University under clause 3.3, or if by the end of the Option Period LeukoSite has given no notice to the University of a wish to exercise the right granted in clause 3.4:

            3.6.1 LeukoSite shall at the University's election either -

                  3.6.1.1 return all materials and documentation for the
                          Notified Discovery to the University; or

                  3.6.1.2 destroy all materials and documentation, in which
                          event LeukoSite shall provide the University with written certification of such destruction, signed by authorized representatives of both LeukoSite (US) and LeukoSite (UK);

            3.6.2 the University shall be free to license the Notified Discovery to third parties; provided that if the University purposes to grant such a license to a third party, the University shall notify LeukoSite; and LeukoSite shall have the right within the period of thirty (30) days after such notification to obtain a license on the terms offered to the third party.

4    LIMITATION OF LIABILITY

      4.1 The University makes no representation or warranty that advice or information given by any of its employees, students, agents or appointees who work in the TAC, or the content or use of any materials, works or information provided in connection with the Research, will not constitute or result in infringement of third-party rights.

      4.2 The University accepts no responsibility for any use which may be made of the results of the Research, nor for any reliance which may be placed on such results, nor for advice or information given in connection with them.

      4.3 Without prejudice to any right which the other parties may have to claim against the University, each of the other parties to this Agreement undertakes to make no claim against any employee, student, agent or appointee of the University, being a claim which seeks to enforce against any of them any liability whatsoever in connection with this Agreement or its subject-matter.

      4.4 The liability of any party for any breach of this Agreement, or arising in any other way out of the subject-matter of this Agreement, will not extend to any incidental or consequential damages or losses including (without limitation) loss of profits.

      4.5 The maximum liability of the University to each of the other parties under or otherwise in connection with this Agreement or its subject-matter shall not exceed a sum equal to the aggregate of all moneys received by the University from both LeukoSite and the MRC under clause 2, together with interest on the balance of such moneys from time to time outstanding, accruing from day to day at the Lloyds Bank PLC Base Rate from time to time in force and compounded annually as at 31 December.

      4.5 If any sub-clause of this clause 4 is held to be invalid or unenforceable under any applicable statute or rule of law then it shall be deemed to be emitted, and if as a result any party becomes liable for loss or damage which would otherwise have been excluded then such liability shall be subject to the remaining sub-clauses of this clause 4.

5    DURATION AND TERMINATION

      5.1 The period of this Agreement shall begin on the Effective Date. Subject to the following sub-clauses of this clause 5, it shall then continue throughout the Technology Transfer Period.

      5.2 The University may terminate this Agreement by giving not less than seven (7) days' written notice to all the other parties:


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
            5.2.1 if LeukoSite (US) makes an assignment for the benefit of its creditors, files a petition for protection under the US Bankruptcy Code, is adjudicated insolvent, or applies for a receiver or trustee of any part of its property;

            5.2.2 if any proceeding of a type described in clause 5.2.1 is commenced against LeukoSite (US) and remains undismissed for a period of thirty (30) days;

            5.2.3 if LeukoSite (US) indicates its consent to any proceeding of a type described in clause 5.2.1;

            5.2.4 if LeukoSite (UK) suffers distress or execution, is the subject of a petition for a bankruptcy order, goes or is put into liquidation, has a receiver or administrative receiver appointed over any substantial part of its business, or seeks any form of protection against its creditors from any competent court or tribunal.

            Provided that the foregoing shall not be applicable in a case filed under Chapter 11 of the United States Bankruptcy Code until the case is converted to a Chapter 7 by a final non-appealable order.

      5.3   If the University has not notified a Mobilization Date to LeukoSite
            (UK) under clause 1.3 within the period of ninety (90) days after the Effective Date, LeukoSite (US) and LeukoSite (UK) shall each have the night to terminate this Agreement by giving not less than seven (7) days' written notice to all the other parties. These rights shall become exerciseable on and from the end of the ninety-(90)-day period: they shall cease to be exerciseable if and when a Mobilization Date is notified by the University to LeukoSite
            (UK) under clause 1.3. Furthermore, if either LeukoSite (US) or LeukoSite (UK) exercises its right under this subclause but the University notifies a Mobilization Date during the seven-(7)-day period of the notice from LeukoSite (US) or LeukoSite (UK), the notice from LeukoSite (US) or (as the case may be) LeukoSite (UK) shall be of no effect.

      5.4 By giving ninety (90) days' written notice to all the other parties of the intention to terminate, the University may terminate this Agreement for any material breach of this Agreement by either the MRC or LeukoSite.

      5.5 By means of similar notice, the MRC and LeukoSite (US) shall each have the night to terminate this Agreement for any material breach by the University.

      5.6 Any notice under clauses 5.4 or 5.5 shall include a detailed statement describing the nature of the breach. If the breach is capable of being remedied and is remedied within the ninety-(90)-day notice period, then the termination shall not take effect. If the breach is of a nature such that it can be fully remedied but not within the ninety-day notice period, then termination shall also not be effective if the party involved begins to remedy the breach within that period, and then continues diligently to remedy the breach until it is remedied fully. If the breach is incapable of remedy, then the termination shall take effect at the end of the ninety day period in any event.

      5.7 The expiration of the Technology Transfer Period, or the termination of this Agreement under the preceding sub-clauses of this clause 5, shall mean the termination, with effect from the expiry date or (as the case may be) the effective date of termination, of the obligations imposed on the parties under clauses 2.1 through 2.5 and clause 3 (save only in relation to Notified Discoveries which have been notified by the University to LeukoSite (UK) under clause 3.2 before the expiry date or the effective date of termination). The remaining clauses shall survive the expiration of the Technology Transfer Period and the termination of this Agreement, for whatever reason. The duration of any licenses granted pursuant to clauses 3.4 and 3.5 shall be determined by the provisions for duration and termination in each such license, and shall not be affected by the operation of the termination clauses in this Agreement.

6    GENERAL

      6.1 Clause headings are inserted in this Agreement for convenience only, and they shall not be taken into account in the interpretation of this Agreement.


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
      6.2 This Agreement shall not be assignable by any of the parties without the prior written consent of all the other pates (which consent shall not be unreasonably withheld or delayed), except that LeukoSite without the consent of the other parties may assign this Agreement to a successor in interest or transferee of all or substantially all of the portion of the business to which the Agreement relates.

      6.3 Without prejudice to the University's other rights and remedies, if LeukoSite (UK) fails to perform any of its obligations under this Agreement, or commits any breach of those obligations, LeukoSite
            (US) will indemnify the University against all losses, costs, claims, demands and liabilities which may be incurred or suffered by the University as a result of such non-performance or breach, provided that LeukoSite (US) is promptly notified. LeukoSite (US) shall then have the right to control the defense, settlement or compromise of any such claim which is brought by a third party.

      6.4 Subject to HM Treasury rules as they apply to Research Councils, if another party to this Agreement fails to make any payment due to the University under this Agreement then, without prejudice to the University's other rights and remedies consequent upon breach of this Agreement, the University may charge interest on the balance outstanding, accruing from day to day at the rate of two per cent (2%) per annum above the Lloyds Bank PLC Base Rate from time to time in force and compounded annually as at 31 December.

      6.5 If the performance by any party of any of its obligations under this Agreement (other than an obligation to make payment) shall be prevented by circumstances beyond its reasonable control, then such party shall be excused from performance of that obligation for the duration of the relevant event.

      6.6 Unless such use is required by law, no party shall use the name of any other party in any press release or product advertising, or for any other commercial purpose, without that other party's prior written consent; provided, however, that:


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
            6.6.1 publication of the sums received in the University's Annual
                  Report and similar publications shall not be regarded as a breach of this clause;

            6.6.2 the University will not unreasonably withhold consent to the use of the University's name by LeukoSite in connection with a financing.

      6.7 Until further notice, the following shall be the parties' representatives for the purpose of receiving invoices, payments, statements, requests, notices and other documents under this
            Agreement:

                in the case of invoices, payments and statements addressed to the University -.

                     The Administrator
                     Sir William Dunn School of Pathology,
                     University of Oxford
                     South Parks Road
                     OXFORD CX1 3RE
                     England;

                     in the case of requests, notices and other documents addressed to the University -

                     The Director of the Research Services Office
                     University of Oxford
                     University Offices
                     Wellington Square
                     OXFORD OX1 2JD
                     England;

                     in the case of invoices, payments and statements addressed to the MRC -

                     Helen Gadsden
                     Finance Division
                     The Medical Research Council
                     20 Park Crescent
                     LONDON W1N 4AL
                     England;


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
                     in the case of requests, notices and other documents addressed to the MRC -

                     The Head of the Technology Transfer Group
                     The Medical Research Council
                     20 Park Crescent
                     LONDON WIN 4AL
                     England;

                     in the case of LeukoSite (US) -

                     The President
                     LeukoSite, Inc.
                     800 Huntington Avenue
                     BOSTON Massachusetts MA 02115 USA;

                     in the case of LeukoSite (UK) -

                     The Managing Director
                     LeukoSite Limited
                     c/o Mark Andrew esq.
                     Messrs Bingham, Dana & Gould
                     39 Victoria Street
                     LONDON SCE1H OEE England.

      6.3 Nothing in this Agreement shall create, imply or evidence any partnership or joint venture between the parties or the relationship between any of them of principal and agent.

      6.9 This Agreement and its two (2) Schedules (which are incorporated into and made a part of this Agreement) constitute the entire agreement between the parties for the TAC. Any variation of this Agreement shall be in writing and signed by authorized representatives of all parties.

      6.10  This Agreement shall be governed by English Law.

      6.11 If any one or more clauses or sub-clauses of this Agreement would result in this Agreement being prohibited pursuant to Article 85(l) of the Treaty of Rome, then it or they shall be deemed to be omitted. The parties shall uphold the remainder of this Agreement, and shall negotiate an amendment which, as far as legally feasible, maintains the economic balance between the parties.


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      6.12  In entering into this Agreement the parties recognize that it is impracticable to make provision for every contingency that may arise in the course of performance. Accordingly, the parties declare it to be their intention that this Agreement shall operate between them with fairness and without detriment to the interests of any of them; and if in the course of the performance of this Agreement unfairness to any party is disclosed or anticipated, then all parties shall use their best endeavors to agree upon such action as may be necessary and equitable to remove the cause or causes of that unfairness.

AS WITNESS the hands of authorized signatories for the parties on the date first mentioned above


                                  THE SCHEDULES


1.    Illustrative Site Location Plan and Layouts for the TAC

2.    The Pro Forma License

                               THE FIRST SCHEDULE

            ILLUSTRATIVE SITE PLAN AND OTHER MATERIALS FOR THE TAC



(1)   Site Location Plan

(2)   Proposed Layouts

                               THE SECOND SCHEDULE
                              THE PRO FORMA LICENSE

                             DATED           19(  )


                          (1) THE UNIVERSITY OF OXFORD



                               (2) LEUKOSITE, INC.




                                     LICENSE
                                       of

           (_______________________________________________________)

This Agreement is effective ______________, 199(__) ("the EFFECTIVE DATE") by and between The Chancellor, Masters and Scholars of the University of Oxford, "UNIVERSITY"), whose administrative offices are at Wellington Square, Oxford, CX1 2JD, England, and LeukoSite, Inc., a Delaware Corporation whose principal place of business is at 800 Huntington Avenue, Boston, MA 02115, U.S.A. ("LEUKOSITE").

SECTION 1 - DEFINITIONS

The terms used in this Agreement have the following meaning:

1.1 The term "AFFILIATE" as applied to LEUKOSITE shall mean any company or other legal entity other than LEUKOSITE in whatever country organised, controlling, or controlled by, LEUKOSITE. The term "control" means possession, direct and indirect, of the power to direct or cause the direction of the management and policies whether through the ownership of voting securities, by contract or otherwise.

1.2 The term "NET SALES PRICE" shall mean the total received by LEUKOSITE or its AFFILIATES or its SUBLICENSEES from sale of PRODUCT, less transportation charges and insurance. sales taxes, use taxes, excise taxes, value added taxes, customs duties or other imposts, normal and customary quantity and cash discounts, rebates granted, disallowed reimbursements, and allowances and credit on account of rejection or return of PRODUCT.

      PRODUCT shall be considered "sold" when billed out or invoiced.

1.3   The term "PATENT RIGHT(S)" shall mean (__________________________________
      _________________________________________________________________________
      _________________________________________________________________________
      _________________________________________________________________________
      _________________________________________________________________________
      _________________________________________________________________________)

1.4 The term "PRODUCT" shall mean any article, composition, apparatus, substance, chemical, material, method, process or service which is, incorporates or utilises LICENSED MATERIAL and / or LICENSED INFORMATION, or the manufacture, import, sale or use of which is covered by PATENT RIGHTS, copyrights, design rights, registered designs, topography (mask work) rights, extraction rights or other identifiable and enforceable intellectual property rights.


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
1.5 The term "LICENSED INFORMATION" shall mean (_____________________________ ________________________________________________________________________).

1.6   The term "LICENSED MATERIAL" shall mean (________________________________
      ________________________________________________________________________).

1.7 The term "SUBLICENSEE" shall mean any non-AFFILIATE third party licensed by LEUKOSITE to make, have made, import, use or sell any PRODUCT.

1.8 The term "VALID CLAIM" shall mean a claim of an issued patent which has not lapsed or become abandoned or been declared invalid or unenforceable by a court of competent jurisdiction or an administrative agency from which no appeal can be or is taken.

1.9 The use herein of the plural shall include the singular, and the use of the masculine shall include the feminine.

SECTION 2 - LICENSED MATERIALS

2.1 For so long as LICENSED MATERIALS are licensed exclusively to LEUKOSITE under this Agreement:

      (a) UNIVERSITY shall use all reasonable endeavours to prevent the distribution of LICENSED MATERIALS without LEUKOSITE's prior written approval to for-profit entities or persons known to be employed thereby or consulting or performing research therefor;

      (b) When transferring LICENSED MATERIALS to not-for-profit entities or persons known to be affiliated therewith UNIVERSITY shall require such entities or persons to sign a Materials Transfer Agreement substantially in the form set out in Appendix A to this Agreement; and

      (c) Prior to any such distribution of any such LICENSED MATERIAL, UNIVERSITY and LEUKOSITE shall use reasonable efforts to consider the patentability of such LICENSED MATERIALS and at LEUKOSITE's expense to co-operate to file, where appropriate, PATENT RIGHTS protecting such LICENSED MATERIALS prior to their distribution.


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
SECTION 3 - GRANT

3.1   (a)   UNIVERSITY hereby grants to LEUKOSITE and LEUKOSITE hereby accepts from UNIVERSITY a world-wide sole and exclusive royalty bearing right and license under PATENT RIGHTS, and under any and all UNIVERSITY's copyrights, design rights, registered designs, topography (mask work) rights, extraction rights and other identifiable and enforceable intellectual property rights in and to LICENSED INFORMATION and LICENSED MATERIALS, to make, have made, use and sell or have sold on its behalf PRODUCT including the right to sublicense third parties. LEUKOSITE shall have the right to extend such license to its AFFILIATES.

      (b) The license granted to LEUKOSITE excludes the subject-matter set forth in Appendix 8 to the extent such subject-matter has been licensed to the entities listed in Appendix B as of the EFFECTIVE DATE. Furthermore, UNIVERSITY and each employee, student, agent and appointee of UNIVERSITY in UNIVERSITY's Therapeutic Antibody Centre shall have the irrevocable, royalty-free right to use the invention(s) the subject of PATENT RIGHTS and / or other identifiable and enforceable intellectual property rights, and all LICENSED INFORMATION and LICENSED MATERIALS for academic and non-commercial research purposes, and (with the consent of LEUKOSITE which shall not be withheld unreasonably) for the purpose of clinical patient care; provided, however, that in the case of a student leaving UNIVERSITY and wishing to take LICENSED INFORMATION or LICENSED MATERIALS with him or her, UNIVERSITY shall use all reasonable endeavors to procure from the student an agreement protecting the use and security of the LICENSED INFORMATION and LICENSED MATERIALS, such agreement being substantially in the form set out in Appendix A to this Agreement, mutatis mutandis.

3.2 LEUKOSITE agrees to forward promptly to UNIVERSITY a copy of any and all fully executed sublicense agreements.

3.3 The above licenses to sell any PRODUCT includes the right of LEUKOSITE, its AFFILIATES. and SUBLICENSEES to grant to the purchaser thereof the right to use and / or resell such purchased PRODUCT without payment of any further royalty hereunder.

3.4   (a)   To the extent LEUKOSITE maintains an exclusive license hereunder and taking into account the complexity, and stage of development of the PRODUCTS and the science related thereto, LEUKOSITE shall use reasonable efforts under the circumstances to research, develop and then commercialise PRODUCTS and shall keep UNIVERSITY reasonably informed of its efforts in this respect. The efforts of a SUBLICENSEE and / or an AFFILIATE shall be considered as efforts of LEUKOSITE.

      (b) In the event that UNIVERSITY reasonably believes that LEUKOSITE is not making reasonable efforts under the circumstances to research, develop and then commercialise PRODUCTS pursuant to Paragraph 3.4(a) then UNIVERSITY shall provide written notice to LEUKOSITE which specifies UNIVERSITY's basis for such belief and what additional efforts UNIVERSITY believes should be made by LEUKOSITE. Upon receipt of such written notice, UNIVERSITY and LEUKOSITE shall enter into good faith negotiations in order to reach mutual agreement as to what efforts by LEUKOSITE shall satisfy the requirements of this Paragraph 3.4, and if such mutual agreement is not reached within ninety (90) days after receipt of such written notice, then the parties agree to submit to arbitration pursuant to Paragraph 12.2 to determine the efforts which should be exerted by LEUKOSITE. In such arbitration, in determining the efforts which should be exerted, the arbitrator shall consider efforts exerted by LEUKOSITE up to the point of arbitration, the current stage of technical development of the PRODUCT, the resources and manpower available to LEUKOSITE; the potential market; and regulatory and technical problems. Thereafter, LEUKOSITE shall exert the efforts determined by the parties or in such arbitration.

      (c) If LEUKOSITE fails to exert the efforts determined by the parties or in such arbitration, UNIVERSITY's sale and exclusive remedy for LEUKOSITE's failure to meet such efforts is for the licenses and rights granted hereunder for the PRODUCT to be converted from an exclusive right and license to a non-exclusive right and license.

3.5 Subject to Paragraph 3.4, LEUKOSITE shall have sale discretion for making all decisions relating to the commercialisation and marketing of PRODUCT by LEUKOSITE.

SECTION 4 - CONFIDENTIALITY

4.1 LEUKOSITE agrees to use all reasonable endeavours to maintain LICENSED INFORMATION in confidence and not to disclose any LICENSED INFORMATION to a third party without the prior written consent of UNIVERSITY.

4.2 The obligations of confidentiality in Paragraph 4.1 will not apply to LICENSED INFORMATION which:

      (i) was known to LEUKOSITE or generally known to the public prior to its disclosure by UNIVERSITY to LEUKOSITE; or

      (ii) subsequently becomes known to the public by some means other than a breach of this Agreement, including publication and / or laying open to inspection of any patent applications or patents; or

      (iii) is subsequently disclosed to LEUKOSITE by a third party in circumstances where LEUKOSITE has no reason to believe there has been a breach of an obligation of confidentiality to UNIVERSITY; or

      (iv)  is independently developed by LEUKOSITE.

SECTION 5 - PATENTS

5.1 (a) LEUKOSITE shall file, prosecute and maintain patent applications and patents which are PATENT RIGHTS licensed exclusively to LEUKOSITE with patent Counsel selected by LEUKOSITE and shall consult with and keep UNIVERSITY advised with respect thereto.

      (b) After the EFFECTIVE DATE of this Agreement, LEUKOSITE shall bear the cost and expense for the filing, prosecution and maintenance of PATENT RIGHTS for which LEUKOSITE retains an exclusive license.

5.2 The costs incurred by LEUKOSITE pursuant to this Section 5 to secure or maintain any PATENT RIGHTS shall be fully creditable against royalties due under Section 6, but no royalty payment, after taking into consideration any deduction pursuant to Paragraph 6.2, shall be reduced under this Paragraph 5.2 by more than fifty percent (50%).

SECTION 6 - ROYALTIES

6.1 (a) For each PRODUCT sold by LEUKOSITE or its AFFILIATES LEUKOSITE shall pay UNIVERSITY one of the following royalties:

            (1) a royalty of * of the NET SALES PRICE of PRODUCTS so long as in each case the PRODUCT, where sold. shall infringe a VALID CLAIM of any PATENT RIGHT which is licensed exclusively to LEUKOSITE in such country: or

            (2) a royalty of * of the NET SALES PRICE of other PRODUCTS sold in countries where LEUKOSITE has an exclusive license pursuant to this Agreement, so long as in each case the sale of the PRODUCT without the consent of UNIVERSITY (or of LEUKOSITE as UNIVERSITY's licensee) would infringe a copyright, design right, registered design, topography (mask work) night, extraction night or other identifiable intellectual property right which is enforceable in the country of sale; or

            (3) in the event PATENT RIGHTS are licensed non-exclusively to LEUKOSITE a royalty of * of the NET SALES PRICE of PRODUCTS so long as in each case the PRODUCT, where sold, shall infringe a VALID CLAIM of any PATENT RIGHT which is licensed non-exclusively to LEUKOSITE in such country; or

            (4) a royalty of * of the NET SALES PRICE of other PRODUCTS sold in countries where LEUKOSITE has a non-exclusive license pursuant to this Agreement, so long as in each case the sale of the PRODUCT without the consent of UNIVERSITY (or of LEUKOSITE as UNIVERSITY's licensee) would infringe a copyright, design right, registered design, topography (mask work) right,

* Confidential treatment requested: material has been omitted and filed separately with the Commission.

                  extraction right or other identifiable intellectual property right which is enforceable in the country of sale; or

            (b) LEUKOSITE shall pay UNIVERSITY * of all royalties received by LEUKOSITE and its AFFILIATES from all SUBLICENSEES, based on the sale or distribution of PRODUCTS by the SUBLICENSEES.

            (c) In the event that a PRODUCT includes both component(s) covered by a VALID CLAIM of a PATENT RIGHT and active component(s) not covered by a VALID CLAIM of a PATENT RIGHT (such PRODUCT being a "Combined Product"), then the royalty due to UNIVERSITY on the NET SALES PRICE of the Combined Product shall be either * where the license enjoyed by LEUKOSITE is exclusive, or * where the license is non-exclusive.

6.2 (a) In the event that royalties are to be paid by LEUKOSITE to a party who is not an AFFILIATE of LEUKOSITE for PRODUCT for which royalties are also due to UNIVERSITY pursuant to Paragraph 6.1 ("Other Royalties"), then the royalties to be paid to UNIVERSITY by LEUKOSITE pursuant to Paragraph 6.1 shall be reduced by one-half of the amount of such Other Royalties, but in no event shall any royalties under Paragraph 6.1 be reduced by more than *.

      (b) In addition to Paragraph 6.2(a), in the event that the royalty paid to UNIVERSITY is a significant factor in the return realised by LEUKOSITE so as to diminish LEUKOSITE's capability to respond to competitive pressures in the market, UNIVERSITY agrees to consider a reasonable reduction in the royalty paid to UNIVERSITY as to each such PRODUCT for the period during which such market condition exists. Factors determining the size of the reduction will include profit margin on PRODUCT and on analogous products, prices of competitive products, and LEUKOSITE's expenditures in PRODUCT development. In no event shall such reduction exceed *.

6.3 LEUKOSITE shall keep, and shall cause each of its AFFILIATES and SUBLICENSEES to keep, full and accurate books of account

* Confidential treatment requested: material has been omitted and filed separately with the Commission.

      containing a particulars that may be necessary for the purpose of calculating all royalties payable to UNIVERSITY. Such books of account shall be kept at their principal place of business and, with all necessary supporting data shall, for three (3) years next following the end of the calendar year to which each shall pertain be open for inspection by UNIVERSITY or its designee upon reasonable notice during normal business hours for the sole purpose of verifying royalty statements or compliance with this Agreement, but in no event more than once in each calendar year. All information and data offered shall be used only for the purpose of verifying royalties and UNIVERSITY agrees to use all reasonable endeavours to maintain such information and data in confidence, and not to disclose such information and data to a third party without the prior written consent of LEUKOSITE. In the event that such inspection uncovers an underpayment of royalties of ten percent (10%) or more for any one-(1)-year period, LEUKOSITE shall bear the cost of such inspection.

6.4 With each semi-annual payment, LEUKOSITE shall deliver to UNIVERSITY a full and accurate accounting to include at least the following information:

      (a) quantity of each PRODUCT subject to royalty sold (by country) by LEUKOSITE, and its AFFILIATES;

      (b)   total receipts for each PRODUCT subject to royalty (by country);

      (c) royalties received by LEUKOSITE and its AFFILIATES from SUBLICENSEES;

      (d)   total royalties payable to UNIVERSITY.

6.5 In each year the amount of royalty due shall be calculated semi-annually as of June 30 and December 31 (each being the last day of an "ACCOUNTING PERIOD") and shall be paid semiannually within the sixty (60) days next following such date. Every such payment shall be supported by the accounting prescribed in Paragraph 6.4 and shall be made in United States currency. Whenever for the purpose of calculating royalties conversion from any foreign currency shall be required, such conversion shall be at the rate of exchange thereafter published in the Wall Street Journal for the last business day of the applicable ACCOUNTING PERIOD, as the case may be.

6.6 If the transfer of or the conversion into United States Dollar equivalent of any remittance due hereunder is not lawful or possible in any country, such remittance shall be made by the deposit thereof in the currency of the country to the credit and account of UNIVERSITY or its nominee in any commercial bank or trust company located in that country, prompt notice of which shall be given to UNIVERSITY. UNIVERSITY shall be advised in writing in advance by LEUKOSITE and provide to LEUKOSITE a nominee, if so desired.

6.7 Any tax required to be withheld by LEUKOSITE under the laws of any foreign country for the account of UNIVERSITY, shall be promptly paid by LEUKOSITE for and on behalf of UNIVERSITY to the appropriate governmental authority, and LEUKOSITE shall use its best, efforts to furnish UNIVERSITY with proof of payment of such tax. Any such tax actually paid on UNIVERSITY's behalf shall be deducted from royalty payment due UNIVERSITY.

6.8 Only one royalty shall be due and payable to UNIVERSITY for the manufacture, use and sale of a PRODUCT irrespective of the number of patents (or claims thereof or other identifiable and enforceable intellectual property rights which cover the manufacture, use and sale of such PRODUCT.

6.9 Various Paragraphs of this Agreement (as for example Paragraphs 5.2, 6.2(a), 6.2(b), 7.1(b), 7.3 and 7.4) allow LEUKOSITE to reduce or withhold a portion of the royalties due to UNIVERSITY under this Agreement. Where more than one such Paragraph applies, the cumulative effect shall be restricted and limited so that the actual entitlement of UNIVERSITY to any royalty payment under this Agreement is never less than fifty per cent (50%) of UNIVERSITY's gross entitlement, before any reduction or withholding.

SECTION 7 - INFRINGEMENT AND NONASSERTION

7.1   (a)   If any of the PATENT RIGHTS or other identifiable and enforceable intellectual property rights under which LEUKOSITE is the exclusive licensee is infringed by a third party, LEUKOSITE shall have the right and option but not the obligation to bring an action for infringement, at its expense, against such third party in the name of LEUKOSITE and / or (with the consent of UNIVERSITY) in the name of UNIVERSITY, and with the consent of

            UNIVERSITY to join UNIVERSITY as a party Plaintiff it required. LEUKOSITE shall promptly notify UNIVERSITY of any such infringement and shall keep UNIVERSITY informed as to the prosecution of any action for such infringement. No settlement, consent judgment or other voluntary final disposition of the suit which adversely affects the PATENT RIGHTS or other identifiable and enforceable intellectual property rights may be entered into without the consent of UNIVERSITY. The consents referred to in this Paragraph 7.1(a) shall not unreasonably be withheld or delayed: furthermore, consent shall be given if and whenever LEUKOSITE can demonstrate to UNIVERSITY that such an action cannot be brought unless UNIVERSITY's name is used or (as the case may be) UNIVERSITY is joined as a party to the action.

      (b) In the event that LEUKOSITE shall undertake the enforcement and/or defense of the PATENT RIGHTS or other identifiable and enforceable intellectual property rights by litigation, LEUKOSITE may withhold up to fifty percent (50%) of the royalties otherwise thereafter due UNIVERSITY hereunder and apply the same toward reimbursement of its expenses, including reasonable attorneys' fees, in connection therewith. Any recovery of damages by LEUKOSITE for any such suit shall be applied first in satisfaction of any unreimbursed expenses and legal fees of LEUKOSITE relating to the suit, and next toward reimbursement of UNIVERSITY for any royalties withheld and applied pursuant to this Section 7. The balance remaining from any such recovery shall be considered NET SALES PRICE for which a royalty shall be paid to UNIVERSITY pursuant to Paragraph 6.1.

7.2 In the event that LEUKOSITE is not an exclusive licensee or as an exclusive licensee elects not to pursue an action for infringement, upon written notice to UNIVERSITY by LEUKOSITE that an unlicensed third party is an infringer of a VALID CLAIM of PATENT RIGHTS licensed to LEUKOSITE or an infringer of other identifiable and enforceable intellectual property rights licensed to LEUKOSITE, UNIVERSITY shall have the right and option, but not the obligation, at its cost and expense to initiate infringement litigation and to retain any recovered damages.

7.3 In the event that litigation against LEUKOSITE is initiated by a third party charging LEUKOSITE with infringement of a patent or other identifiable and enforceable intellectual property right of the third party as a result of the manufacture, use or sale by LEUKOSITE of PRODUCT covered by PATENT RIGHTS or other identifiable and enforceable intellectual property rights, LEUKOSITE shall promptly notify UNIVERSITY in writing thereof. LEUKOSITE's costs as to any such defense shall be creditable against any and all payments due and payable to UNIVERSITY under Paragraph 6.1 of this Agreement but no royalty payment after taking into consideration any such credit under this Paragraph 7.3 shall be reduced by more than fifty percent (50%).

7.4 In the event of a judgment in any suit in which a court of competent jurisdiction rules that the manufacture, use or sale by LEUKOSITE of PRODUCT covered by a PATENT RIGHT or other identifiable and enforceable intellectual property right has infringed on a third party's patent or other identifiable and enforceable intellectual property right requiring LEUKOSITE to pay damages or a royalty to said third party, or in the event of a settlement of such suit requiring damages or royalty payments to be made, payments due to UNIVERSITY under Paragraph 6.1 of this Agreement arising from the applicable PRODUCT shall be correspondingly reduced by one-half of the amounts due under the requirement of such judgment or under the terms of such settlement. In no case, however, shall the royalty payment after taking into consideration any such reduction under this Paragraph 7.4 be reduced by more than fifty percent (50%).

7.5 UNIVERSITY or any person or entity licensed by UNIVERSITY shall not assert a patent or patent application of UNIVERSITY against LEUKOSITE or its AFFILIATES or SUBLICENSEES or their customers with respect to any PRODUCT for which royalties are payable under the Agreement.

7.6 In any infringement suit either party may institute to enforce the PATENT RIGHTS or other identifiable and enforceable intellectual property rights pursuant to this Agreement, the other party hereto shall, at the request of the party initiating such suit, co-operate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like. All reasonable out-of-pocket costs of UNIVERSITY incurred in connection with rendering cooperation requested by LEUKOSITE shall be paid by LEUKOSITE.

SECTION 8 - WARRANTIES

8.1 Each of UNIVERSITY and LEUKOSITE warrants and represents to the other that it has the full right and authority to enter in to this Agreement, and that it is not aware of any impediment which would inhibit its ability to perform the terms and conditions imposed on it by this Agreement.

8.2 UNIVERSITY warrants and represents that to the best of its knowledge and belief (having made reasonable enquiries in accordance with UNIVERSITY's standard procedures) it will own all right, title and interest in and to PATENT RIGHTS and in and to the other identifiable and enforceable intellectual property rights which are referred to in Paragraph 3.1(a) of this Agreement; it has the right to grant the rights granted hereunder; the granting of such rights does not require the consent of a third party; and there are and will be no outstanding agreements, assignments or encumbrances inconsistent with the provisions of the Agreement.

SECTION 9 - INDEMNIFICATION AND LIMITATION OF LIABILITY

9.1 Each party shall notify the other of any claim, lawsuit or other proceeding related to PRODUCT, LICENSED MATERIALS or LICENSED INFORMATION. LEUKOSITE agrees that it will defend, indemnify and hold harmless UNIVERSITY and its faculty members, researchers, employees, officers, students, agents and appointees and each of them (the "Indemnified Parties") from and against any and all third party claims, causes of action and costs (including attorney's fees) of any nature made or lawsuits or other proceedings filed or otherwise instituted against the Indemnified Parties arising out of the design, manufacture, sale or use of PRODUCT by LEUKOSITE or its AFFILIATES or SUBLICENSEES, except to the extent of the negligence or wilful misconduct of an Indemnified Party. LEUKOSITE will also assume responsibility for all costs and expenses related to such claims and lawsuits for which it is obligated to indemnify the Indemnified Parties pursuant to this Paragraph 9.1 including, but not limited to, the payment of all attorney's fees and costs of litigation or other defenses. LEUKOSITE shall have the right to control the defense, settlement or compromise of any such claim.

9.2 UNIVERSITY accepts no responsibility for any use which may be made of LICENSED MATERIALS and LICENSED INFORMATION; nor for any reliance which may be placed on them; nor for advice or information given in connection with them.

9.3 Without prejudice to any right which LEUKOSITE may have to claim against UNIVERSITY, LEUKOSITE undertakes to make no claim against any of the other Indemnified Parties personally, being a claim which seeks to enforce against any of them any liability whatsoever in connection with this Agreement or its subject-matter.

9.4 The liability of either party for any breach of this Agreement, or arising in any other way out of the subject-matter of this Agreement, will not extend to any incidental or consequential damages or losses including (without limitation) loss of profits.

9.5 The maximum liability of UNIVERSITY to LEUKOSITE under or otherwise in connection with this Agreement or its subject-matter shall not exceed a sum equal to the aggregate of all moneys received by UNIVERSITY under Paragraph 6.5, together with interest an the balance of such moneys from time to time outstanding, accruing from day to day at the Lloyds Bank PLC Base Rate from time to time in force and compounded annually as at 31 December.

9.6 If any paragraph of this Section 9 is held to be invalid or unenforceable under any applicable statute or rule of law then it shall be deemed to be omitted, and if as a result any party becomes liable for loss or damage which would otherwise have been excluded then such liability shall be subject to the remaining paragraphs of this Section 9.

SECTION 10 - ASSIGNMENT; SUCCESSORS

10.1 This Agreement shall not be assignable by either of the parties without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed), except that LEUKOSITE without the consent of UNIVERSITY may assign this Agreement to an AFFILIATE or to a successor in interest or transferee of all or substantially all of the portion of the business to which the Agreement relates.

10.2 Subject to the limitations on assignment herein, this Agreement shall be binding upon and inure to the benefit of said successors in interest and assigns of LEUKOSITE and UNIVERSITY. Any such successor or assignee of a party's interest shall expressly assume in writing the performance of all the terms and conditions of this Agreement to be performed by said party.

SECTION 11 - TERMINATION

11.1 The period of this Agreement shall begin on the EFFECTIVE DATE and, except as otherwise specifically provided herein and unless this Agreement is terminated sooner pursuant to Paragraphs 11.2 or 11.3, shall remain in full force and effect until (in the case of PRODUCTS protected by PATENT RIGHTS) the expiration of the last to expire of the PATENT RIGHTS to which they relate or (in the case of PRODUCTS) protected by other intellectual property rights as described in Paragraph 6.1(a)(2)) the expiration of fifteen (15) years from the date of first sale; following which LEUKOSITE shall have fully paid-up non-exclusive, non-cancellable licenses.

11.2 Subject to Paragraph 11.7, LEUKOSITE shall have the right to terminate this Agreement in one or more countries upon sixty (60) days' prior written notice.

11.3  (a)   Subject to Paragraph 11.3(b), upon breach of any provision of this Agreement by either party to this Agreement, in the event the breach is not cured within sixty (60) days after written notice to the breaching party by the other party, in addition to any other remedy it may have, the other party at its sole option may terminate this Agreement, provided that such other party is not then in material breach of this Agreement. In the event that a party in breach disputes such termination and institutes legal action with respect thereto, the Agreement shall not be terminated until there is a final court decision in this respect from which no appeal can be or is taken.

      (b) In the event that UNIVERSITY is in material breach of any material provision of this Agreement, in the event that the breach is not cured within sixty (60) days of written notice to UNIVERSITY by LEUKOSITE, in addition to any other remedy it may have, LEUKOSITE may withhold any payment due to UNIVERSITY under this Agreement until such breach is cured. Such withholding of payments by LEUKOSITE shall not constitute a breach of this Agreement.

      (c) UNIVERSITY may terminate this Agreement by giving not less than seven (7) days' written notice to LEUKOSITE (i) it LEUKOSITE makes an assignment for the benefit of its creditors, files a petition for protection under the US Bankruptcy Code, is adjudicated insolvent, or applies for a receiver or trustee of any part of its property, (ii) if any proceeding of a type described in (i) is commenced against LEUKOSITE and remains undismissed for a period of thirty (30) days, or (iii) if LEUKOSITE indicates its consent to any proceeding of a type described in (i); Provided that the foregoing shall not be applicable in a case filed under Chapter 11 of the United States Bankruptcy Code until the case is converted to a Chapter 7 by a final non-appealable order.

11.4 Upon any termination of this Agreement LEUKOSITE shall have the option but not the obligation to finish any work-in-progress and to sell any completed inventory of a PRODUCT which remains on hand as of the date of the termination, so long as LEUKOSITE pays to UNIVERSITY the royalties applicable to said subsequent sales in accordance with the same terms and conditions as set forth in this Agreement.

11.5 In the event that this Agreement is terminated, any sublicenses granted by LEUKOSITE shall remain in full force and effect, provided that the SUBLICENSEE is not then in breach of its sublicense agreement and the SUBLICENSEE agrees to be bound to UNIVERSITY as a licensor under the terms and conditions of the sublicense agreement. UNIVERSITY, if requested, shall acknowledge to a SUBLICENSEE the applicability of this provision to such SUBLICENSEE.

11.6 The obligations of Sections 3.1(b), 4, 8, 9, 11.4, 11.5 and 12 shall survive the expiration and any termination of this Agreement.

11.7 Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination.

SECTION 12 - GENERAL PROVISIONS

12.1 The relationship between UNIVERSITY and LEUKOSITE is that of independent contractors. UNIVERSITY and LEUKOSITE are not joint venturers, partners, principal and agent, master and servant, employer or employee, and have no relationship other than as independent contracting parties. UNIVERSITY shall have no power to bind or obligate LEUKOSITE in any manner. Likewise, LEUKOSITE shall have no power to bind or obligate UNIVERSITY in any manner.

12.2 Any matter or disagreement under Paragraph 3.4 which this Agreement specifically specifies is to be resolved by arbitration shall be submitted to a mutually selected single arbitrator to so decide any such matter or disagreement. The arbitrator shall conduct the arbitration in accordance with the Rules of the International Chamber of Commerce, unless the Parties agree otherwise. If the parties are unable to mutually select an arbitrator, the arbitrator shall be selected in accordance with the procedures of the International Chamber of Commerce. The decision and award rendered by the arbitrator shall be final and binding. Judgment upon the award may be entered in any court having jurisdiction thereof. Any arbitration requested by UNIVERSITY pursuant to this section shall be held in Boston, Massachusetts, USA, and any arbitration pursuant to this Section requested by LEUKOSITE shall be held in London, England; or (in either case) such other place as may be mutually agreed upon in wrong by the parties.

12.3 This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and supersedes all poor agreements in this respect. There shall be no amendments or modifications to this Agreement, except by a written document which is signed by both parties.

12.4  This Agreement shall be governed by English law.

12.5 The headings in this Agreement have been inserted for the convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular article or section.

12.6 Where LEUKOSITE is obliged to make a payment to UNIVERSITY under this Agreement which attracts value-added, sales. use, excise or other similar taxes or duties, LEUKOSITE shall be responsible for paying such taxes and duties.

12.7 If LEUKOSITE fails to make any payment due to UNIVERSITY under this Agreement then, without prejudice to UNIVERSITY's other rights and remedies consequent upon breach of this

      Agreement, UNIVERSITY may charge interest on the balance outstanding, accruing from day to day at the rate of two percent (21%) per annum above the Lloyds Bank PLC Base Rate from time to time in force and compounded annually as at 31 December.

12.8 If the performance by either party of any of its obligations under this Agreement (other than an obligation to make payment) shall be prevented by circumstances beyond its reasonable control, then such party shall be excused from performance of that obligation for the duration of the relevant event.

12.9 Any delay in enforcing a party's rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of a party's right to the future enforcement of its rights under this Agreement, excepting only as to an expressed written and signed waiver as to a particular matter for a particular period of time.

12.10 Notices: Any notices given pursuant to this Agreement shall be in writing and shall be deemed delivered upon the earlier of (i) when received at the address set forth below, or (ii) seven (7) business days after mailed by certified or registered airmail postage prepaid and properly addressed, with return receipt requested, or (iii) by facsimile as confirmed by certified or registered airmail. Notices shall be delivered to the respective parties as indicated or any other address designated by a party to the other party in writing under the notice provisions of this Paragraph 12.10:

            To LEUKOSITE:     LeukoSite, Inc.
                              800 Huntington Avenue
                              BOSTON, MA 02115, U.S.A.

            Copy to:          Elliot M. Olstein, Esq.
                              Carella, Byrne, Bain, Gilfillan,
                              Cecchi, Stewart & Olstein
                              6 Becker Farm Road
                              ROSELAND, N.J. 07068, U.S.A.

            To UNIVERSITY:    The Director of the Research Services
                              Office University of Oxford
                              University Offices
                              Wellington Square
                              OXFORD OX1 2JD, England

            Copy to:          The Administrator
                              Sir William Dunn School of Pathology
                              University of Oxford
                              South Parks Road
                              OXFORD OX1 3RE, England.

12.11 LEUKOSITE shall not use the name of the UNIVERSITY or of any UNIVERSITY staff member, employee, student or any adaption thereof in any advertising, promotional or sales literature without the prior written approval of UNIVERSITY.

12.12 In the event a court 6r governmental agency of competent jurisdiction holds any provision. of this Agreement to be invalid, such holding shall have no effect on the remaining provisions of this Agreement, and they shall continue in full force and effect. Upon such holding, the parties shall, within a reasonable period of time, determine whether the severed provision(s) detrimentally and materially affect the obligations or performance of either or both parties. If so affected, the parties shall, within a reasonable period of time, negotiate in good faith to modify this Agreement to relieve such effects. If such negotiations do not result in mutually agreeable modification to this Agreement, either effected party may terminate this Agreement upon providing the other party with thirty
      (30) days written notice of such termination.

12.13 This Agreement shall not create any rights including without limitation third party beneficiary rights, in any person or entity not a party to this Agreement.

12.14 This Agreement may be signed in two or more counterparts, each such counterpart shall be deemed an original and together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement in two or more counterparts, each as an original and all together as one instrument as of the date set forth above.

UNIVERSITY:                   OXFORD UNIVERSITY


                              By:_______________________________

                              Name:_____________________________

                              Title:_____________________________


LEUKOSITE:                    LEUKOSITE, INC.


                              By:_______________________________

                              Name:_____________________________

                              Title:____________________________

                                   APPENDIX A

                      FORM OF MATERIALS TRANSFER AGREEMENT


This AGREEMENT entered the ___________ day of __________________ 19__, by and
between The University of Oxford ("OXFORD") and ______________________ ("Recipient").

1. Subject to availability OXFORD agrees to provide the following material to Recipient:____________________. Such material and any related biological material or associated know-how and data that will be received by Recipient from OXFORD; and any substance that is replicated or derived therefor; are covered by this Agreement. All such materials shall hereinafter be referred to as "the Material(s)".

2. The Materials will be used by Recipient in connection with the research described in Appendix I and only for noncommercial purposes. The Materials shall not be used in research that is subject to consulting or licensing obligations to another institution, corporation or business entity, unless written permission is obtained in advance from OXFORD.

3. Recipient shall not distribute, release or disclose the Materials to any other person or entity and shall take all reasonably practicable steps with a view to ensuring that no-one will be allowed to take or send the Materials to any other location, unless written permission is obtained in advance from OXFORD. Recipient agrees to maintain the confidentiality of any proprietary information of OXFORD regarding the Materials.

4. The Materials are supplied solely for scientific research purposes, for use in animals and / or in vitro. THE MATERIALS SHALL NOT BE USED IN HUMANS.

5. No right or license is granted under the Agreement either expressly or by implication. It is understood that any and all proprietary rights, including but not limited to patent rights, in and to the Materials shall be and remain in OXFORD.

6.    Recipient agrees to provide OXFORD with an advance copy at least thirty
      (30) days in advance of any written submission (abstract or paper) or oral presentation that makes reference to the Materials.

      If in the opinion of OXFORD any such publication describes a patentable development, OXFORD shall have an opportunity to request that Recipient delay the submission or public presentation until after a patent application has been filed. In no event shall the delay be unreasonable. If a publication does result from work using the Materials, Recipient agrees to acknowledge OXFORD and / or give credit to OXFORD scientists, as scientifically appropriate, based on any direct contribution they may have made to the work.

7. Recipient agrees not to sequence or clone any Material provided by OXFORD without the written permission of OXFORD.

8. In the event that use of the Material results in an invention, improvement, substance, or information whether or not patentable and patents, if any, which result therefrom ("Developed Technology"), Recipient agrees to disclose promptly to OXFORD all such inventions. improvements, substances or information.

9. Recipient shall assign all right, title and interest in and to Developed Technology to OXFORD. Recipient agrees to co-operate and assist OXFORD in obtaining patent protection for Developed Technology.

10. Recipient agrees to execute, acknowledge and deliver all such further papers as may be necessary to perform its obligation under this Agreement.

11. Recipient acknowledges that the Materials are provided WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. OXFORD MAKES NO REPRESENTATION THAT THE USE OF THE MATERIALS WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER PROPRIETARY RIGHT.

12. In no event shall OXFORD be liable for any use of the Materials by Recipient. Recipient hereby agrees to defend, indemnify and hold harmless OXFORD, its officers, employees, students and agents from any loss, claim, damage, expense or liability, of whatsoever kind or nature (including legal fees), which may arise from or in connection with this Agreement or the use, handling or storage of the Materials.

13. Recipient shall report to OXFORD at least once every twelve (12) months a summary of the results of Recipient's work utilizing the Materials.

14. Upon the request of OXFORD, Recipient shall promptly return to OXFORD the Materials furnished to Recipient under this Agreement.

15. Recipient agrees to comply with all government regulations and guidelines which are applicable to the Recipient's use of the Materials.

16. This Agreement is not assignable, whether by operation of law or otherwise, without the prior written consent of OXFORD.

17. This Agreement shall be governed by English law, and the English Courts shall have exclusive jurisdiction to deal with any dispute which may arise out of or in connection with this Agreement.

IN WITNESS of which the parties, intending to be legally bound, have caused this Agreement to be executed by their respective duly-authorized representatives.

                                   APPENDIX I

              [Description of the Recipient's Research Activity]



THE UNIVERSITY OF OXFORD      RECIPIENT



By:                                 By:
________________________________    ______________________________________


________________________________    ______________________________________
(Typed Name)                        (Typed Name)


________________________________    ______________________________________
(Title)                             (Title)



                  AUTHORIZED INSTITUTIONAL REPRESENTATIVE

                              By:
                              ______________________________________


                              ______________________________________
                              (Typed Name)


                              ______________________________________
                              (Title)

                                   APPENDIX B

                        SUBJECT-MATTER OF OTHER LICENSES

Subject-Matter                                               Licensee
--------------                                               --------


SIGNED for and on behalf of            SIGNED for and on behalf of
THE CHANCELLOR MASTERS                 THE MEDICAL RESEARCH COUNCIL
AND SCHOLARS OF THE
UNIVERSITY OF OXFORD


Name:/s/ J. Clark                      Name:/s/ Martin R. Wood Ph.D.
     ------------------------------         ---------------------------------
                                       Head of Technology Transfer Group


Position:                              Position:
         --------------------------             ------------------------------


Signature:/s/ J. Clark                 Signature:/s/ Martin R. Wood
          -------------------------              -----------------------------


SIGNED for and on behalf of            SIGNED for and on behalf of
LEUKOSITE, INC.                        LEUKOSITE, INC.


Name:/s/ Christopher K. Mirabelli      Name:/s/ Christopher K. Mirabelli
     ------------------------------         ----------------------------------


Position:                              Position:
         --------------------------             ------------------------------


Signature:/s/ C.K. Mirabelli           Signature:/s/ C.K. Mirabelli
          -------------------------              -----------------------------